AMENDED TECHNOLOGY PURCHASE AGREEMENT

This Agreement made this 19th day of May, 2004
And amended this 17th day of November 2005

BETWEEN:

EMPIRICAL VENTURES LTD., a British Columbia corporation having a Registered and Records Office located at: 700-625 Howe Street, Vancouver BC, V6C 2T6

(hereinafter referred to as the "Purchaser")
OF THE FIRST PART

AND: 3493734 MANITOBA, LTD. A Manitoba corporation
having a place of business located at:
196 Tache Avenue, Winnipeg, Manitoba
Canada, R2H 1Z6

(hereinafter collectively referred to as the "Vendor")

OF THE SECOND PART

WHEREAS the Vendor has developed certain information, expertise, know-how, show-how related to a proprietary Soft Ware Program, marketed under the trade name “Darrwin”. (collectively referred to as the “Technology”).

AND WHEREAS the Vendor has utilized the Technology to develop and market this Soft Ware Program/ Travel Reservation Service.

AND WHEREAS the Vendor wishes to sell and the Purchaser wishes to purchase the Technology and related Software programs.

NOW THEREFORE this Agreement witnesses that in consideration of the premises, and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto have agreed to and do hereby agree as follows:

1. DEFINITIONS

1.1 In this Agreement, unless a contrary intention appears, the following words and phrases shall mean:

a.

“Technology” means and shall include any Patents and all of the information, data, schematics blueprints, drawings, registered and unregistered trademarks, trade-names, copyrights, designs expertise, and know-how of every nature and kind related to this Soft Ware Program, held by the Vendor either directly or indirectly and shall include any improvements modifications or variations thereto.

b. "Net Sales Revenue" shall have the meaning as set out in Schedule "A"

2. PURCHASE AND SALE OF ASSETS

0.1 Upon the terms and subject to the conditions hereof, the Purchaser agrees to purchase, and the Vendor agrees to sell, assign and transfer to the Purchaser the
Technology.

0.1 the parties shall, enter into such further agreements and execute any and all documents as may be necessary and reasonably required to ensure that ownership of the
Technology vests and remains with the Purchaser.

3. PURCHASE PRICE
0.1 The Vendor agrees to sell and the Purchaser agrees to purchase the Technology from the
Vendor for the following consideration:

a. The sum of FIVE THOUSAND USD ($5,000) as a non-refundable deposit, and
a.1 The sum of THREE THOUSAND USD ($3,000) Payable upon execution of this agreement, in consideration for additional legal expenses and opportunity costs as a result of these amendments; and

b. The sum of TEN THOUSAND USD ($10,000) Payable
March 16, 2006; and

c.

 A royalty of TWO (2%) PERCENT calculated on the Net Sales Revenue of any product that uses all or any portion of the Technology until, development costs incurred to date have been recovered to a maximum of USD TWO HUNDRED FIFTY THOUSAND ($250,000) DOLLARS. After which the royalty shell be reduced to ONE (1%) PERCENT; and

d.. TWO HUNDRED FORTY FIVE THOUSAND USD ($245,000)
In additional Software development costs to be managed and led
By the vendor as outlined In Schedule B

a.1 The royalty shall be paid quarterly in arrears following the first commercial sale of products incorporating the Technology.

4. TAXATION

a.1 The Purchaser and the Vendor shall take such steps and execute such documents, and certifies and makes such elections pursuant to the Canada Customs and Revenue Agency
(CCRA) as may be required in order to affect the transfer of the Technology in a tax efficient manner such that the minimum tax liability will accrue to the parties.

5. CLOSING

5.01

The closing of the transaction of sale and purchase hereunder will take place on  May 19, 2004 by trust closing between attorneys, by correspondence on this date or such later date as is practicable.(the "Closing Date").

6. REPRESENTATIONS AND WARRANTIES

a.1 The Vendor represents and warrants to the Purchaser (and acknowledges that the
Purchaser has relied upon such representations and warranties in entering into this
Agreement) that except as disclosed herein:

a. the Vendor has the power and capacity to own and dispose of the assets and to enter into this Agreement and to carry out its terms to the full extent;

b.

there are no actions, suits, judgments, litigation proceedings or investigations outstanding, pending or to the knowledge of the Vendor threatened against the technology , nor does the Vendor know  or have any reasonable grounds or know of any basis for any such actions, suits, litigation proceedings or investigations;

c.

all material transactions of the business have been properly and promptly recorded or filed in or with its respective books and records and the minute books of the business contain complete records of all meetings and proceedings of the Shareholders and Directors;

d.

the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application effecting the rights of creditors and by general principals of equity;

e.

the Vendor warrants and represents that the Vendor has good and marketable title to the Technology and the Technology is free and clear of all liens, mortgages, charges, pledges, security interests, encumbrances or other claims whatsoever, other than leases and encumbrances disclosed herein;

f. the Vendor has taken all necessary and proper steps to register and to keep the patent in good standing and the vendor is not aware of any conflicting claims or patent applications .

g.

the Vendor is the sole owner of any copyright, patent, trademark, etc. and no other person(s) or party has advanced a claim of ownership or claiming an interest in the product, nor is any claim likely to be made in the future to the knowledge of the Vendor and there have been no legal proceedings or threats of legal proceedings of which involving the product of which the vendor is aware.

h. neither the execution nor delivery of this Agreement nor the completion of the transactions contemplated hereby shall;

i. Violate any of the terms and provisions of any order, decree, statute, by-
law or regulation agreement, covenant or restriction applicable to the
Vendor;

j. the Vendor represents and warrants to the Purchaser and acknowledges that the Purchaser has relied upon same that the Vendor owns and has full and clear title to the Technology;

i.1 the Purchaser represents and warrants to The Vendor (and acknowledges that the
Purchaser has relied upon such representations and warranties in entering into this
Agreement) that except as disclosed herein:

(a)

the  company is duly organized, existing, in good standing and has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite corporate proceedings

i.2 From the date hereof until the closing the Vendor shall diligently and in the manner of a prudent business person in the ordinary course of business and will use its best efforts to preserve the Technology.

7. INDEMNIFICATION CLAUSE

.1 The Vendor covenants and agrees to indemnify and hold harmless the Purchaser from and against:

a.

any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Vendor under this Agreement or from any misrepresentation or omission from any certificate or other instrument, furnished or to be furnished from the Company hereunder; and

b.

all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing, the cause of action, subject matter, or basis of which arose prior to March 1, 2004 and the Purchaser may, on notice in writing to the Vendor, settle such claims and make any payment in relation thereof as the Purchaser sees fit.

.2 The Purchaser covenants and agrees to indemnify and hold harmless the Vendor from and against:

a.

any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Purchaser under this agreement, or from any misrepresentation in or mission from any certificate or other instrument, furnished or to be furnished from the Company hereunder; and

b.

all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing, the cause of action, subject matter, or basis of which arose after May 1, 2004.

and the Vendor may, on notice in writing to the Purchaser, settle such claims and make any payment in relation thereof as the Vendor sees fit.

8. SURVIVAL

.1 Notwithstanding any enquiry or investigation by the Purchaser, the representation and warranties of the Vendor contained in this agreement shall survive its closing of the transactions contemplated by this agreement and shall continue in full force for the benefit of the Purchaser thereafter.

9. NON-COMPETITION

9.01

The Vendor shall not, for a period of Three (3) years from the Closing Date, individually or in partnership or jointly or in conjunction with any company / person as principal, agent, employee, contractor, landlord, consultant, supplier, lender, financier, shareholder, or in any other manner, directly or indirectly, engage in, carry on or provide services to, be employed by or have an interest in, or otherwise be concerned with any other business in Canada and the United States of America which offers services or sells products that compete with the services and products resulting from the Technology whatsoever.

10. TERMINATION

a. For Cause

The Purchaser may terminate this agreement with out notice if the Vendor is involved in any offence of a civil or criminal nature involving fraud, misrepresentation, misstatement, or dishonesty resulting in prosecution or litigation.

b. By Default

The Vendor may terminate this agreement with 14 days notice if the Purchaser fails to meet any specified milestone with respect to development of the project or payment of royalties as outlined in Schedule A or Schedule B. Upon a default by the Purchaser any development of the project completed or in progress will revert back to the Vendor as penalty for the default. Extensions may be granted by the Vendor at the discretion of the Vendor in the amount of 30 days per extension. Upon such a default, ownership of the technology will revert back to the Vendor with out any requirement to refund any monies paid to it hereunder.

c. Voluntary

The Purchaser may terminate the agreement on a voluntary basis with 14 days notice due to the fact that the purchaser can no longer proceed with the development of the project due to lack of financing or due to feasibility. In the case of lack of funding or feasibility any development completed or in progress will revert back to the Vendor as penalty for this voluntary termination. Additionally, the Vendor shall retain sole ownership of the technology with out any requirement to refund any monies paid to it hereunder.

11. ENTIRE AGREEMENT

11.01

This agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this agreement or the subject matter thereof except as specifically set forth herein.

12. SEVERABILITY

12.01 If any provisions of this agreement are held unenforceable or invalid by a Court of competent jurisdiction, the parties hereto acknowledge and agree that the enforceability or validity of the remaining provisions shall not be affected thereby.

13. JURISDICTION

13.01

This agreement shall be governed by and in construed accordance with the laws of the State of Nevada and the parties hereto hereby submit to the jurisdiction of the Courts of the State of Nevada.

14. TIME OF THE ESSENCE

14.01 Time shall be of the essence in this agreement.

14.02 This agreement may be executed in counterpart and by facsimilie

15. ENUREMENT

15.01 This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF THE PARTIES have hereunto set their hands and Corporate Seals, duly attested to be the hands of their properly authorized officers in their behalf on the day and year first above written.

Signed for and on behalf of
3493734 MANITOBA LTD.
By its authorized signatory

Per:
/S/ LARRY CHERRETT
Authorized Signatory

SIGNED, SEALED AND DELIVERED )
By EMPIRICAL VENTURES, LTD. in the presence of:)
)
)
Name )
)
Address ) Per:
) /S/DEREK WARD
Occupation ) Derek Ward, President

SCHEDULE "A"

"Net Sales Revenue":  all revenues, receipts, monies and the fair market value of all other considerations, directly or indirectly collected or received, whether by way of cash or credit or any barter, benefit, advantage, or concession received by the Company or its affiliate companies from marketing, manufacturing, sale, or distribution of the products that incorporate all or a portion of the Technology, world wide less the following:

(i) trade and quantity discounts actually given to the purchasers thereof to a maximum discount of 60%;

(ii) all government taxes customs and excise, sales and value added taxes and other charges or governmental fees of every nature or kind (except for taxes on or measured by income);

(iii) transportation and insurance charges and commissions in connection with the sale of Products; and

(iv) credit allowances or refunds given on account of returned goods, up to a maximum of 5% of Net Sales Revenue.

SCHEDULE “B”

Migrate all code from Windows 2000 to XP Professional and Longhorn

150 hours $52,500

Upgrade Billing System

100 hours $35,000

Upgrade Hotel Booking System

200 hours $70,000

Upgrade Hotel and Event Conformation System

100 hours $35,000

Upgrade Airline Interconnect

100 hours $35,000

Enhance System Interface

50 hours $17,500

Total Upgrades and New Programming $245,000